SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     December 6, 1999
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                       AMERICAN ACCESS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


           Florida                                               59-3410234
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(State or other jurisdiction                                   (IRS Employer
     of incorporation)                                      Identification No.)

                37 Skyline Drive, Suite 1101, Lake Mary, FL 32746
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Registrant's telephone number, including area code     (407) 333-1446
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         Item 5.  Other Matters

         On December 10, 1999 Registrant held a special meeting of shareholders in lieu of an annual meeting of shareholders. At the meeting, the following were elected as directors to hold office until the next annual meeting and the election and qualification of their successors:

                                 Bobby E. Story
                                 John W. Cooney
                                 John Presley
                                 Eric Wiisenen
                                 Oscar de la Guardia

         Item 6.  Resignations of Registrant's Directors

         David Snyder and Elliot Steinberg resigned as Directors of Registrant by letter to the Board of Directors dated December 6, 1999. The resigning directors were appointed to the Board of Directors at the request of the holders of the Registrant's Series A 10% Senior Convertible Preferred Stock. The resigned directors indicated in their letter of resignation that the Registrant's Chairman has been extremely hostile to their directorships, ignored them as directors, acted without Board involvement or consent, acted without regard to the provisions of the By-laws, failed to provide them with relevant information, may have "wasted" corporate assets and breached his fiduciary duty to the minority shareholders.

         Registrant's Board of Directors has engaged Foley & Lardner to assist in assuring a proper information flow to the Board and to review with the Registrant's accountants the reporting of the specific transactions complained about by the resigned directors.

         Item 7. Financial Statements. Pro Forma Financial Information and Exhibits

                  Exhibits.

         17.  Resignation letter of David Snyder and Elliott Steinberg.

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Registrant's statement presenting its views of the disagreement.



                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERICAN ACCESS TECHNOLOGIES, INC.




                                            By:  s/ John Presley
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December 22, 1999                                John Presley
                                                 President











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